EXHIBIT 99.4


                              VICAR OPERATING, INC.
                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF ANY AND ALL OUTSTANDING
                    9.875% SENIOR SUBORDINATED NOTES DUE 2009
             WHICH WERE ORIGINALLY ISSUED IN A PRIVATE OFFERING AND
                      HAVING CERTAIN TRANSFER RESTRICTIONS
                                 IN EXCHANGE FOR
                    9.875% SENIOR SUBORDINATED NOTES DUE 2009
            WHICH ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND
                             ARE FREELY TRANSFERABLE

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as such term is defined below) 9.875% Senior Subordinated Notes due 2009, which were originally issued in a private offering and have certain transfer restrictions (the "Original Notes") are not immediately available, or (ii) the Original Notes, the Letter of Transmittal and all other required documents cannot be delivered to J.P. Morgan Trust Company, National Association (the "Exchange Agent") on or prior to 5:00 P.M. on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer - Procedures for Tendering Original Notes" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Notes (or facsimile thereof) must also be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION


---------------------------------------------  --------------------------------
  BY REGISTERED OR CERTIFIED MAIL, HAND OR           FACSIMILE TRANSMISSION
               OVERNIGHT COURIER
---------------------------------------------  --------------------------------
          J.P. Morgan Trust Company,              (Eligible Institutions Only)
             National Association
   c/o J.P. Morgan Corporate Trust Services             (214) 468-6494
         2001 Bryan Street, 9th Floor                  Attn: Frank Ivins
             Dallas, Texas 75202
Attn: Frank Ivins (Personal and Confidential)     To Confirm by Telephone or
                                                     For Information Call:
                                                        (214) 468-6464
---------------------------------------------  --------------------------------

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA


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


FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.


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


Ladies and Gentlemen:

        The undersigned hereby tenders to Vicar Operating, Inc. (the "Company") upon the terms and subject to the conditions set forth in the Prospectus dated January __, 2002 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer - Guaranteed Delivery Procedures."

        The undersigned understands that tenders of Original Notes will be accepted only in integral multiples of $1,000 in principal amount at maturity. The undersigned understands that tenders of Original Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 P.M., New York City time on the Expiration Date. Tenders of Original Notes may also be withdrawn if the Exchange Offer is terminated without any such Original Notes being purchased thereunder or as otherwise provided in the Prospectus.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
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                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s)        Name(s) of Registered Holder(s):
Or Authorized Signatory:_______________    ____________________________________

_______________________________________    ____________________________________

Aggregate Principal Amount of Original     Address:
Notes Tendered:
_______________________________________    ____________________________________

                                           ____________________________________
Certificate No(s). of Original Notes
(if available):                            Area Code and Telephone No.:

_______________________________________    ____________________________________

                                           Date:_______________________________

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        This Notice of Guaranteed Delivery must be signed by the holder(s) of
Original Notes as their name(s) appear on certificates for Original Notes, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or such representative capacity, such person must provide his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
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Capacity:
         ----------------------------------------------------------------------
Address(es):
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


                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents prior to 5:00 P.M., New York City time, on the third New York Stock Exchange, Inc. trading date after the expiration time.

        The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                             (PLEASE TYPE OR PRINT)


Name of Firm:
             -------------------------     ------------------------------------
                                                  Authorized Signature

Address:                                   Title:
        ------------------------------           ------------------------------

                                           Dated:
--------------------------------------           ------------------------------
                          Zip Code

--------------------------------------
        Area Code and Telephone No.

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NOTE:    DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS NOTICE OF
         GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL, OR AN AGENT'S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS.


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